Exhibit 99.77Q3

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1and 72DD2, 72EE, 73A1 and 73A2, 73B, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

                        International
Share       European    Blue Chip   Global Growth
Class       Fund        Value Fund  Fund
----------------------------------------
Investor    $0          $0          $0
Class A     $0          $0          $0
Class B     $0          $0          $0
Class C     $0          $0          $0
Class K     $0          $0          $0


Item 72EE
Total capital gains distributions for which record date passed during the period

                       Total Capital Gains (000's omitted)
                       -----------------------------------

                        International
Share       European    Blue Chip   Global Growth
Class       Fund        Value Fund  Fund
----------------------------------------
Investor    $0          $0          $0
Class A     $0          $0          $0
Class B     $0          $0          $0
Class C     $0          $0          $0
Class K     $0          $0          $0



Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

                        International
Share       European    Blue Chip   Global Growth
Class       Fund        Value Fund  Fund
----------------------------------------
Investor    $0.0000     $0.0000     $0.0000
Class A     $0.0000     $0.0000     $0.0000
Class B     $0.0000     $0.0000     $0.0000
Class C     $0.0000     $0.0000     $0.0000
Class K     $0.0000     $0.0000     $0.0000
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Item 73B
Distributions per share for which record date passed during the period

                                  Capital Gains
                                  -------------

                        International
Share       European    Blue Chip   Global Growth
Class       Fund        Value Fund  Fund
----------------------------------------
Investor    $0.0000     $0.0000     $0.0000
Class A     $0.0000     $0.0000     $0.0000
Class B     $0.0000     $0.0000     $0.0000
Class C     $0.0000     $0.0000     $0.0000
Class K     $0.0000     $0.0000     $0.0000



Item 74U1 and 74U2
Number of shares outstanding

                       Shares Outstanding (000's omitted)
                       ----------------------------------

                        International
Share       European    Blue Chip   Global Growth
Class       Fund        Value Fund  Fund
----------------------------------------
Investor    21,336      5,252       ---
Class A     697         417         0
Class B     10          40          0
Class C     488         235         15
Class K     45          ---         ---



Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------

                        International
Share       European    Blue Chip   Global Growth
Class       Fund        Value Fund  Fund
----------------------------------------
Investor    $7.75       $7.49       ----
Class A     $7.50       $7.44       $3.88
Class B     $7.69       $7.42       $3.82
Class C     $7.21       $7.24       $3.81
Class K     $7.66       -------     -----